Exhibit 99.1

Global Net Lease, Inc. Announces

Pricing of $500 Million of Senior Notes

NEW YORK, December 10, 2020 – Global Net Lease, Inc. (“GNL” or the “Company”) (NYSE: GNL) today announced that the Company and Global Net Lease Operating Partnership, L.P., the Company’s operating partnership subsidiary (the “Operating Partnership” and, together with the Company, the “Issuers”), priced $500 million aggregate principal amount of new 3.750% Senior Notes due 2027 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis by each of the Company’s subsidiaries that are guarantors under the Operating Partnership’s senior unsecured multi-currency revolving credit facility (the “Revolving Credit Facility”) and senior unsecured term loan facility (the “Term Loan” and, together with the Revolving Credit Facility, the “Credit Facility”).

The issuance of the Notes is expected to close on or about December 16, 2020, subject to customary closing conditions. The Issuers intend to use proceeds from the offering to repay amounts borrowed under the Revolving Credit Facility of approximately $264 million, repay up to $88 million of secured loans and related costs, and use the remaining proceeds of approximately $139 million to partially repay the Term Loan.

The Notes and related guarantees were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes and related guarantees have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities, in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Global Net Lease, Inc.

Global Net Lease, Inc. is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about the Company can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We caution you that any forward-looking statements included in this press release are based on the Company’s current views and information currently available to us. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties are described in more detail in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 28, 2020, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and all other filings with the Securities and Exchange Commission after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investors and Media:

Email: investorrelations@globalnetlease.com

Phone: (212) 415-6510